Exhibit 99.1

L BRANDS REPORTS FIRST QUARTER EARNINGS

- UPDATES EARNINGS GUIDANCE -

Columbus, Ohio (May 17, 2017) - L Brands, Inc. (NYSE: LB) today reported first quarter earnings results.

Earnings per share for the first quarter ended April 29, 2017, were $0.33 compared to $0.52 for the quarter ended April 30, 2016. First quarter operating income was $209.2 million compared to $323.4 million last year, and net income was $94.1 million compared to $152.3 million last year.

Reported 2016 results above include pre-tax charges of $34.5 million ($0.07 per share) related to actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper. Excluding these charges, adjusted first quarter earnings per share were $0.33 compared to $0.59 last year, adjusted operating income was $209.2 million compared to $357.9 million last year, and adjusted net income was $94.1 million compared to $173.7 million last year.

The company reported net sales of $2.437 billion for the first quarter ended April 29, 2017, a decrease of 7 percent compared to sales of $2.614 billion for the quarter ended April 30, 2016. Comparable sales for the first quarter ended April 29, 2017, decreased 9 percent. For the first quarter, the exit of the swim and apparel categories had a negative impact of 6 percentage points and 9 percentage points to total company and Victoria’s Secret comparable sales, respectively.

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

2017 Outlook
The company increased its guidance for 2017 full-year earnings per share to $3.10 to $3.40 from $3.05 to $3.35 previously, and issued guidance for second quarter earnings per share between $0.40 and $0.45.

Earnings Call and Additional Information
L Brands will conduct its first quarter earnings call at 9:15 a.m. Eastern on May 18.  To listen, call 1-866-363-4673 (international dial-in number: 1-973-200-3978).  For an audio replay, call 1-855-859-2056; conference ID 21201474 (international replay number: 1-404-537-3406; conference ID 21201474) or log onto www.LB.com.  Additional first quarter financial information is also available at www.LB.com.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,080 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 750 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the first quarter earnings call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of supplier and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the ability of our manufacturers to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, supplier or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or first quarter earnings call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2016 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2017

Comparable Sales Increase (Decrease):

	First Quarter
	Total company comps (including direct sales)
	2017	2016
Victoria's Secret[1]	(14%)	2%
Bath & Body Works[1]	2%	6%
L Brands[2]	(9%)	3%

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

	First Quarter
	Store only comps
	2017	2016
Victoria's Secret[1]	(12%)	1%
Bath & Body Works[1]	(1%)	4%
L Brands[2]	(9%)	2%

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China

Total Sales (Millions):

	First Quarter	First Quarter
	2017	2016
Victoria's Secret[1]	$1,246.5	$1,381.2
Victoria's Secret Direct	286.5	359.7
Total Victoria's Secret	$1,533.0	$1,740.9
Bath & Body Works[1]	$588.4	$586.7
Bath & Body Works Direct	89.6	73.5
Total Bath & Body Works	$678.0	$660.2
VS & BBW International[2]	$103.3	$95.2
Other	$122.2	$117.5
L Brands	$2,436.5	$2,613.8

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 4/29/17
Victoria's Secret U.S.	998	2	(1)	999
PINK U.S.	133	—	—	133
Victoria's Secret Canada	37	1	—	38
PINK Canada	9	—	(1)	8
Total Victoria's Secret	1,177	3	(2)	1,178

Bath & Body Works U.S.	1,591	7	(3)	1,595
Bath & Body Works Canada	102	—	—	102
Total Bath & Body Works	1,693	7	(3)	1,697

Victoria's Secret U.K.	15	—	—	15
PINK U.K.	3	—	—	3
Victoria's Secret Beauty and Accessories	31	—	—	31
Victoria's Secret China	—	2	—	2
Total VS & BBW International	49	2	—	51

Henri Bendel	29	—	—	29
La Senza U.S.	4	—	—	4
La Senza Canada	122	1	(2)	121
Total L Brands Stores	3,074	13	(7)	3,080

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/28/17	Opened	Closed	at 4/29/17
Victoria's Secret Beauty & Accessories - Travel Retail	152	6	(2)	156
Bath & Body Works - Travel Retail	8	1	—	9
Victoria's Secret Beauty & Accessories	239	5	(4)	240
Victoria's Secret	23	2	—	25
PINK	5	—	—	5
Bath & Body Works	151	6	(1)	156
La Senza	203	2	(6)	199
Total	781	22	(13)	790

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED APRIL 29, 2017 AND APRIL 30, 2016
(Unaudited)
(In thousands except per share amounts)
	2017	2016
Net Sales	$2,436,523	$2,613,815
Costs of Goods Sold, Buying and Occupancy	(1,533,673)	(1,570,861)
Gross Profit	902,850	1,042,954
General, Administrative and Store Operating Expenses	(693,658)	(719,566)
Operating Income	209,192	323,388
Interest Expense	(100,608)	(97,328)
Other Income	9,863	6,918
Income Before Income Taxes	118,447	232,978
Provision for Income Taxes	24,393	80,672
Net Income	$94,054	$152,306

Net Income Per Diluted Share	$0.33	$0.52

Weighted Average Shares Outstanding	289,327	292,778

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	First Quarter
	2017	2016
Details of Special Items - Income (Expense)
Victoria's Secret Restructuring	$—	$(34,545)
Special Items included in Operating Income	—	(34,545)

Tax Effect of Special Items included in Operating Income	—	13,175
Special Items included in Net Income	$—	$(21,370)
Special Items included in Earnings Per Diluted Share	$—	$(0.07)

Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$209,192	$323,388
Special Items included in Operating Income	—	34,545
Adjusted Operating Income	$209,192	$357,933

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$94,054	$152,306
Special Items included in Net Income	—	21,370
Adjusted Net Income	$94,054	$173,676

Reconciliation of Reported Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share
Reported Earnings Per Diluted Share	$0.33	$0.52
Special Items included in Earnings Per Diluted Share	—	0.07
Adjusted Earnings Per Diluted Share	$0.33	$0.59

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2017

In the first quarter of 2017, there were no adjustments to results.

Fiscal 2016

In the first quarter of 2016, adjusted results exclude the following:

•
Pre-tax charges of $34.5 million ($21.4 million net of tax of $13.1 million) related to actions at Victoria’s Secret, including severance charges, fabric cancellations and the write-off of catalogue paper.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com